Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K (the “Report”) of Trilliant Exploration Corporation (the “Company”) for the year ended December 31, 2012, each of Eric Radtke, the Chief Executive Officer, and Eric Radtke, the Chief Financial Officer, of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge and belief: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Eric Radtke
Eric Radtke, Chief Executive Officer
April 15, 2013

/s/ Eric Radtke
Eric Radtke, Chief Financial Officer
April 15, 2013